UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2009
Date of Report (Date of earliest event reported)

POWER AIR CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51256 (Commission File Number)	Not applicable (IRS Employer Identification No.)

125-9 Burbidge Street, Coquitlam, British Columbia, Canada (Address of principal executive offices)	V3K 7B2 (Zip Code)

(604) 468-7771
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Power Air Corporation (the "Company") has filed a Certificate of Change with the Secretary of State of Nevada, with an effective date of September 30, 2009, to effectuate a reverse stock split of the Company's authorized share capital and its issued and outstanding shares of common stock, in each case on the basis of one new common share for ten old common shares.

As a result, as of September 30, 2009, the Company's authorized share capital decreased from 375,000,000 shares of common stock to 37,500,000 shares of common stock and its issued and outstanding share capital decreased from 98,453,652 shares of common stock to 9,845,365 shares of common stock.

Item 8.01     Other Events

The reverse stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on September 30, 2009 under the new stock symbol "PWAZ". The Company's new CUSIP number is 73919 12 03.

Item 9.01     Financial Statements and Exhibits.
Exhibit Number	Document
3.1	Certificate of Change filed with the Secretary of State of Nevada

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
POWER AIR CORPORATION
Date: September 30, 2009	By: "Hak Jin Kim" Name: Hak Jin Kim Title: President, Secretary, CEO, CFO and a director

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